Exhibit 99.(j)(ii)

CONSENT OF WILLKIE FARR & GALLAGHER LLP

We hereby consent to the reference to our Firm in the Statements of Additional Information of SunAmerica Specialty Series (the “Registrant”) under the heading “Additional Information—Legal Counsel,” included as part of Post-Effective Amendment No. 54 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-111662, 811-21482).

/s/ Willkie Farr & Gallagher LLP
Willkie Farr & Gallagher LLP

New York, New York

February 26, 2016